UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 7, 2007

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 7, 2007, Quality Distribution, LLC, the wholly owned subsidiary of Quality Distribution, Inc. (NASDAQ: QLTY), and its wholly owned subsidiary, QD Capital Corporation (together, the “Company”), announced their intent to offer, through a private placement, $50,000,000 aggregate principal amount of Senior Floating Rate Notes due 2012, Series B (the “Additional Notes”), subject to market and other conditions. The Additional Notes will be in addition to, but not part of the same series as, the Company’s outstanding $85,000,000 aggregate principal amount of Senior Floating Rate Notes due 2012 issued on January 28, 2005 (the “Original Notes”). The press release related to the Additional Notes offering is attached as Exhibit 99.1, and is incorporated herein by reference.

Consummation of the Additional Notes offering will occur concurrently with, and is conditioned upon, consummation of the acquisition by Quality Distribution, Inc. (“QDI”) of Boasso America Corporation (“Boasso”), which was announced August 2, 2007. The Company intends to use the proceeds of the offering, along with cash on hand, amounts drawn under a new senior secured asset-based loan revolving facility with a maturity of five and one half years and a $2.5 million promissory note to (i) consummate the acquisition of Boasso, (ii) refinance the Company’s existing senior secured credit facility and (iii) pay related fees and expenses.

In connection with the Additional Notes offering, the Company has prepared a preliminary offering memorandum that contained historical financial information and other historical financial data of QDI and Boasso. This historical financial information and other historical financial data is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of Quality Distribution, Inc. dated December 7, 2007

99.2	Summary Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC. (Registrant)

Dated: December 7, 2007	By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release of Quality Distribution, Inc. dated December 7, 2007

99.2	Summary Financial Information

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